                                                                    EXHIBIT 12.4

                                 VIDEOTRON LTEE
                         FINANCIAL STATEMENTS SCHEDULE
                 SCHEDULE OF VALUATION AND QUALIFYING ACCOUNTS
                   (AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)

                                                     BALANCE,
                                                   BEGINNING OF   CHARGED TO COSTS                    BALANCE,
                                                       YEAR       AND EXPENSES(1)    DEDUCTIONS(2)   END OF YEAR
                                                   ------------   ----------------   -------------   -----------
Allowance for doubful accounts receivable
  Year ended December 31:
    2001.........................................    $ 7,522           $10,160          $ 9,341        $ 8,341
    2002.........................................      8,341            11,084            8,210         11,215
    2003.........................................     11,215            10,542           14,537          7,220

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Notes:

(1) Represents increase in allowance for doubtful accounts receivable charged to expenses.

(2) Represents the accounts receivable written-off against the allowance for doubtful accounts receivable.